LICENSE AND MANUFACTURING AGREEMENT

     LICENSE AND MANUFACTURING AGREEMENT (this "Agreement"), dated as of November 26, 2002 (the "Effective Date"), by and among M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC. ("MCM USA"), M.C.M. ENVIRONMENTAL TECHNOLOGIES, LTD. ("MCM ISRAEL" and together with MCM USA, the "Company"), CID LINES ("CID Lines") and TIVONCHEM LTD. ("Tivonchem").

                                   WITNESSETH:

     WHEREAS, CID Lines is the owner of certain Know-How (as hereinafter defined), technical information, trade secrets, developments, data, techniques, formulae and processes (the "CID Lines Technology") relating to the use, manufacture and sale of certain virocide disinfectant fluids and of certain Regulatory Approvals (as hereinafter defined) relating thereto; and

     WHEREAS, Tivonchem is the owner of certain Know-How (the Tivonchem Technology") and certain Regulatory Approvals relating to certain virocide disinfectant fluids produced by CID Lines; and

     WHEREAS, (1) MCM Israel and Tivonchem are parties to an Agreement, dated March 4, 1997 (the "MCM-Tivonchem Agreement"), (2) CID Lines and Tivonchem are parties to an Exclusive Collaboration Agreement, dated April 23, 1997 (the "CID Lines-Tivonchem Agreement"), (3) CID Lines, MCM Israel and Tivonchem are parties to each of a Commercial Collaboration Agreement, dated June 8, 1998 (the "Commercial Collaboration Agreement") and an undated Escrow Agreement (the "Escrow Agreement") and (4) MCM Israel and Tivonchem are parties to a Collaboration Agreement, dated January 28, 2001 (the "Contingency Supply Agreement"), pursuant to which the parties have memorialized various arrangements for the manufacture, supply, marketing and sale of a certain virocide disinfectant fluid produced using the CID Lines Technology and marketed under the name Stericid or Ster-Cid (the "Licensed Product"); and

     WHEREAS, the parties wish to terminate each of the MCM-Tivonchem Agreement, the CID-Lines-Tivonchem Agreement, the Commercial Collaboration Agreement, the Escrow Agreement and the Contingency Supply Agreement and to formalize their respective arrangements in two new agreements; and

     WHEREAS, the Company desires to obtain an exclusive worldwide license under the CID Lines Technology and the Tivonchem Technology for the use of such technology in connection with the use, manufacture, promotion and sale of the Licensed Product and to enter into an exclusive manufacturing arrangement with CID Lines for the manufacture and supply of the Licensed Product, which Licensed Product shall be ordered exclusively from Tivonchem and CID Lines and Tivonchem desire to grant such licenses and CID Lines desires to enter into such manufacturing agreement with the Company.

     NOW, THEREFORE, in view of the foregoing premises, which are hereby incorporated as part of this Agreement, and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                          RECITALS; CERTAIN DEFINITIONS

     1.01 Recitals. The parties hereto acknowledge and agree that all matters set forth in the Recitals above are true and complete in all material respects and constitute an integral part of this Agreement as if set forth at length herein. For the avoidance of doubt, the parties acknowledge and agree that each of the MCM-Tivonchem Agreement, the CID Lines-Tivonchem Agreement, the Commercial Collaboration Agreement, the Escrow Agreement and the Contingency Supply Agreement are hereby deemed terminated. CID Lines and Tivonchem further acknowledge and agree that they shall negotiate in good faith to memorialize a new agreement between them relating to, among other things, the distribution of the Licensed Product by Tivonchem, and that CID Lines shall be solely responsible for any amounts due to Tivonchem under any such new agreements and any prior agreements between them and Tivonchem shall look solely to CID Lines for the payment of any compensation relating to its services associated with the distribution of the Licensed Product.

     1.02 Certain Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the following respective meanings (it being understood that the terms defined in this Agreement shall include in the singular number the plural, and in the plural number the singular):

     "Affiliate" shall mean any corporation or other entity which either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control with such party. As used herein, the term "control" shall mean possession of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Agreement, including all exhibits and schedules hereto.

     "Environmental Laws" shall mean all laws, rules, ordinances, codes, regulations, governmental, administrative or judicial orders or decrees or other legal requirements of any kind, whether currently in existence or hereafter promulgated, enacted, adopted or amended, relating to pollution, contamination of the environment, safety or protection of human health and environment (including ambient air, surface water, groundwater, land or subsurface strata) and the handling, treatment, transportation or disposal of Hazardous Waste, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.; the Federal Water


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


Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; the Hazardous Materials Act, 49 U.S.C. 5101 et seq.; any foreign counterparts of the foregoing; any rules, regulations, or guidances promulgated under the foregoing; and any other laws and regulations related to emissions, spills, leaks, discharges, releases and threatened releases of substances subjected to regulation thereunder.

     "Environmental Losses" shall mean any and all fines, penalties, costs, liabilities, damages, losses or expenses (including sampling, monitoring or remediation costs, liabilities based on a finding of "successor" liability, reasonable attorneys', consultants' or engineering fees and disbursements, costs of defense and interest expense) incurred by the Company or any Affiliate of the Company or for which the Company or any Affiliate of the Company is liable or obligated pursuant to any Environmental Law (i) arising out of the operation, ownership or control of CID Lines' facilities, the facilities of any Affiliates of CID Lines, or the facilities of any subcontractors of CID Lines or its Affiliates or (ii) relating to, arising from, or in any way connected with the registration, manufacturing, generation, processing, storage, transportation, distribution, treatment, disposal or other handling of the Licensed Product or CID Lines' products or materials used in the manufacture and packaging of the Licensed Product or CID Lines' products, or associated by-products, raw materials, intermediates, Hazardous Wastes, Hazardous Materials, emissions, releases, spills, leaks or discharges, or returned Licensed Product or CID Lines' products, by CID Lines, Affiliates of CID Lines, or subcontractors of CID Lines or its Affiliates, or their officers, directors, employees, agents or contractors.

     "Facility" shall mean CID Lines' manufacturing facility located in Belgium at which CID Lines shall manufacture the Licensed Product, and, subject to the Company's prior written approval, which approval shall not be unreasonably withheld or delayed, such other facilities as CID Lines shall wish to use in the supply, manufacture, packaging and storage of the Licensed Product or the materials utilized in the manufacture and packaging of the Licensed Product hereunder.

     "Hazardous Materials" shall mean any pollutant, contaminant, hazardous or toxic substance, constituent or material, including petroleum products and their derivatives, and other substances regulated under any Environmental Law.

     "Hazardous Waste" shall mean waste arising from the manufacture, packaging, handling or storage of the License Product, or which is otherwise produced through implementation of this Agreement, that is defined in, or which may be determined to be, "Hazardous" by applicable federal, state or local laws, rules or regulations.

     "Know-How" shall mean any processes, trade secrets, inventions, models, designs, methodologies, drawings, formulae, procedures, techniques, clinical data or technical or other information or data, manufacturing, engineering and technical drawings used, useful or useable in the manufacture, use, registration, packaging or sale of the Licensed Product.


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


     "Licensed Product" shall mean the disinfectant fluid produced using the CID Lines Technology and meeting the Specifications.

     "Losses" shall mean any and all damages, fines, fees, settlement payments or obligations, penalties, deficiencies, losses and expenses including interest, court costs, fees of attorneys, accountants and other experts and other expenses of litigation or other proceedings or of any claim, default or assessment.

     "Person" shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     "Price" shall mean the price to be charged by CID Lines for the Licensed Product supplied hereunder, as set forth on Exhibit B.

     "Regulatory Approvals" shall mean any registrations, licenses, authorizations, permits or approvals (as well as applications with respect to any of the foregoing) issued by any governmental or regulatory authority in each case required in connection with the research, manufacture, use, transportation (including export or import) or sale of any of the Licensed Product.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental, including, without limitation, the movement of Hazardous Materials through the ambient air, soil, subsurface water, groundwater, wetlands, land or subsurface strata.

     "Specifications" shall mean the specifications for the raw materials and packaging materials used in the manufacture and packaging of the Licensed Product and the specifications for the manufacture, processing and packaging of the Licensed Product including, without limitation, formulae, know-how, materials requirements standards of quality control, quality assurance and sanitation. Final specifications for the Licensed Product are referenced on Exhibit C attached hereto and made a part hereof.

     "Term" shall have the meaning set forth in Article 13 hereof.

                                   ARTICLE 2
                                GRANT OF LICENSE

     2.01 Grant of License; Escrow of Production File.

          (a) Subject to the terms and conditions of this Agreement, CID Lines hereby grants to the Company an exclusive, royalty-free license for the CID Lines Technology, during the Term hereof, to use, promote, market, sell and distribute the Licensed Product and, pursuant to and in accordance with the provisions of Sections 3.09 and 13.05 hereof, to use the CID Lines Technology to make and have made the Licensed Product.


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


          (b) In consideration of the termination of the MCM-Tivonchem Agreement, the CID Lines Agreement, the Escrow Agreement and the Contingency Supply Agreement as to Tivonchem, Tivonchem hereby grants to the Company, an exclusive, worldwide, royalty-free license to use the Tivonchem Technology in connection with the use, promotion, marketing, sale and distribution of the Licensed Product. Tivonchem also hereby assigns to the Company all rights which it may have in any of the Regulatory Approvals applicable to the Licensed Product and shall execute such documents as the Company reasonably shall request to formalize such assignment.

          (c) CID Lines agrees that the CID Lines Technology and particularized descriptions of the Know-How and specifications, including, without limitation, chemical and technical production processes and production rights (collectively the "Production File") shall be deposited with a trustee to be held in escrow (the "Escrow") pursuant to an Escrow and Trust Agreement, in substantially the form of Exhibit A attached hereto (the "Escrow Agreement"). The Company shall be entitled to the release of the Production File from Escrow in accordance with the terms of Section 3.09 and 13.05 hereof and the terms of the Escrow Agreement in the event of a breach of this Agreement by CID Lines.

     2.02 Sublicenses. The Company shall have the right to sublicense the rights and licenses granted to the Company herein to Affiliates and, pursuant to and in accordance with the provisions of Article 13 hereof, to any other Person and CID Lines shall execute any instruments as required by law or regulations to allow the Company to exercise such rights on a timely basis.

     2.03 Exclusivity.

          (a) CID Lines agrees that during the Term of this Agreement and, in the event of the application of the provisions of Section 3.09 or Section 13.05, even after the termination of this Agreement, CID Lines shall not, directly or indirectly, distribute to, sell to, manufacture for, market, package or license to, or otherwise permit the use of the CID Lines Technology by any Person other than the Company in conjunction with any products having a formulation similar to the Licensed Product for use in the biological neutralization of medical waste.

          (b) The Company agrees that, unless the laws, rules and regulations applicable to the marketing, sale and distribution of the Licensed Product in any particular jurisdiction restrict, preclude or make commercially unfeasible the marketing, sale and/or distribution of Licensed Product purchased hereunder, such Licensed Product shall be distributed by the Company as the exclusive liquid disinfectant for use in the Company's STERIMED(R) and STERIMED JUNIOR(R) products for the biological neutralization of medical waste.


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


                                   ARTICLE 3
                       AGREEMENT TO MANUFACTURE AND SUPPLY

     3.01 Agreement to Manufacture and Supply.

          (a) During the Term, CID Lines exclusively shall manufacture, package and supply the Licensed Product to the Company for marketing and sale in connection with the Company's biological neutralization equipment including, without limitation, the Company's STERIMED(R) and STERIMED JUNIOR(R) products.

          (b) CID Lines shall manufacture, package and supply Licensed Product to the Company, free from defects and produced in accordance with the Specifications, all applicable laws and the terms of this Agreement, in such quantities, on such dates and to such locations as the Company reasonably shall direct.

          (c) CID Lines has identified Tivonchem as its exclusive agent for the distribution of the Licensed Product and, at the direction of CID Lines, the Company agrees that it shall direct all orders for Licensed Product to Tivonchem provided that each of the parties acknowledges and agrees that Tivonchem shall look solely to CID Lines for the payment of any compensation relating to Tivonchem's services associated with the distribution of the Licensed Product and that the Company shall have no obligation to pay any fee or other compensation to Tivonchem for the Licensed Product (other than payment of the purchase price therefore in accordance with Section 4.03 hereof) or any service associated with the distribution thereof.

     3.02 Production Requirements. CID Lines shall manufacture, package and supply the Company with Licensed Product and ensure the necessary capacity to meet the Company's firm purchase commitments for the Licensed Product in a timely fashion. Throughout the Term of this Agreement, CID Lines shall manufacture and package the Licensed Product as specified by the Company in accordance with the terms of this Agreement, and as described in any statements required in connection with the registration of the Licensed Product under applicable federal, state and foreign laws. CID Lines shall maintain an inventory of four (4) tons of finished Licensed Product on hand and ready for shipment to accommodate variations in quantities that may be ordered by the Company hereunder.

     3.03 Firm Orders; Changes to Firm Orders.

          (a) The Company shall provide CID Lines with the Company's non-binding supply forecast one (1) month prior to the commencement of each calendar quarter. Such forecasts shall be for the convenience of CID Lines only and shall not constitute firm purchase or shipping orders and shall not be binding upon, or create any obligation or liability on the part of the Company. The Company's commitment for firm orders of Licensed Product shall be in the form of written purchase orders only, which shall be mailed, faxed or electronically transmitted to each of Tivonchem and CID Lines.


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


          (b) CID Lines shall be obligated to supply the Company with and, subject to the Company's right of rejection, the Company shall be obligated to pay CID Lines for, the Licensed Product supplied in response to purchase orders which shall specify the quantities and delivery dates for the Licensed Product.

     3.04 Reports. CID Lines shall, on each day on which Licensed Product is shipped during the Term of this Agreement (beginning with the first shipment of Licensed Product), provide to the Company, via facsimile (to such person as the Company shall direct), a written report detailing the CID Lines' shipment to the Company.

     3.05 Standard Forms. In ordering and delivering Licensed Product, each of the Company and CID Lines may employ their standard forms, but nothing in such forms shall be construed to modify or amend the terms of this Agreement, and, in the case of any conflict herewith, the terms of this Agreement shall control.

     3.06 Quantitative Defects. The Company shall inform CID Lines in writing of any claim relating to quantitative defects in shipments of Licensed Product caused prior to shipment within sixty (60) days following actual receipt of such shipments by the Company, and the Company shall provide to CID Lines copies of any appropriate documents relating to such defects that the Company may have in its possession. CID Lines shall, at its own expense, provide the Company with any missing quantities of such Licensed Product as soon as reasonably possible after receipt of notice from the Company.

     3.07 Supply of Materials. CID Lines shall order sufficient quantities of raw materials and packaging to enable CID Lines to manufacture, package and deliver the Licensed Product in accordance with the Company's delivery requirements, as communicated pursuant to Section 3.03.

     3.08 Product Samples. CID Lines shall provide the Company with representative lot samples of the Licensed Product promptly upon request. Such samples shall be shipped to the Company in accordance with the provisions set forth in Section 4.02 hereof.

     3.09 Alternative Supply. In the event that (a) CID Lines shall, or anticipates that it shall, be unable at any time to fill the total monthly volumes of Licensed Product set forth in the Company's forecasts as a result of a force majeure event, as described in Section 14.01 or for any other reason, or
(b) Licensed Product does not meet Specifications for one (1) or more months, and the Company promptly has notified CID Lines of such failure to meet Specifications, the Company may, in addition to any other rights or remedies hereunder including, without limitation, those contained in Article 13 hereof (which shall in no event limit the operation of this provision), effect the release of the Production File from Escrow in accordance with the terms of
Section 2.01(c) hereof and the Escrow Agreement and purchase from third parties or manufacture for itself quantities of Licensed Product sufficient to replace any which CID Lines is unable to supply. If requested by the Company, CID Lines shall provide reasonable assistance to the Company in arranging for such alternative suppliers, and the Company agrees to consider alternative suppliers proposed by CID Lines. CID Lines shall cooperate with, and supply Know-How and technical assistance (including manufacturing personnel) to the Company and any alternative supplier, and shall assist in the transfer of Know-How to the Company and/or any alternative supplier of the Company, and the Company shall have access to the Know-How. CID Lines shall also execute any instruments as required under applicable law to allow such alternative supplier or the Company to manufacture the Licensed Product. The Company shall require any such alternative supplier to enter into a confidentiality agreement with respect to the Know-How and Information of CID Lines. In the event that the Company exercises its rights with respect to obtaining one or more alternative suppliers of Licensed Product, the Company shall have the right, but not the obligation, in its sole discretion, to resume using CID Lines thereafter (exclusively or in combination with one or more alternative suppliers) for its requirements provided that CID Lines is then able to supply the requested volume in accordance with Specifications.

     3.10 Subcontracting. CID Lines shall not subcontract all or any part of the manufacture or packaging of the Licensed Product, or the manufacture of materials utilized in the manufacture of the Licensed Product, to any Affiliate or any third party manufacturer without the Company's prior written consent.

                                   ARTICLE 4
                            PRICES; PAYMENT; SHIPPING

     4.01 Determination of Prices; Costs of Materials. The Prices to be paid to CID Lines by the Company during the Initial Term for the manufacture, packaging and supply of the Licensed Product shall be as set forth in Exhibit B. Prices are quoted FOB the Facility and such Prices include any costs relating to CID Lines' compliance with the quality provisions of this Agreement and include sales, use, consumption and excise taxes, as applicable, of any taxing authority. Subject to decreases in Price based upon productivity learning curves and/or increased volume, in each case as agreed upon by the Company and CID Lines, the Prices set forth in Exhibit B shall remain in effect through November 30, 2004. At least two (2) months prior to November 30, 2004 and, thereafter throughout the Term, at least two (2) months prior to the two (2) year anniversary date thereof (each a "Price Review Period"), CID Lines and the Company the Price of the Licensed Product and shall negotiate in good faith such adjustment of the Price as shall be reasonable based upon charges in CID Lines' production costs and the volume requirements of the Company, provided, however, that in no event shall CID Lines be entitled to a price increase greater than five percent (5%) in any one Price Review Period. The Company shall be given access to such books and records of CID Lines as shall allow the Company to verify CID Lines' costs including any applicable volume discounts available. In no event shall Tivonchem set or have the right to change the Price payable for the Licensed Product or to impose upon the Company any other cost in connection with the supply of the Licensed Product.

     4.02 Shipping Instructions; Risk of Loss. CID Lines shall ship Licensed Product ordered by the Company pursuant to Article 3 in accordance with the Company's instructions. CID Lines shall arrange for the shipment of the Licensed Product, FOB the Facility. The Company shall provide a listing of carriers and


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will pay outbound freight delivery costs. CID Lines shall schedule freight pick up, load the carrier's trailer and complete documentation. CID Lines shall be responsible for compliance with all laws, rules and regulations relating to the exportation of the Licensed Product. Risk of loss of all Licensed Product shipped hereunder shall remain with CID Lines until delivered to the Company's carrier. The Company shall be responsible for the costs of insuring the Licensed Product for full value. CID Lines shall include certificates of compliance with all shipments of Licensed Product.

     4.03 Invoices; Payment; Quantities. Tivonchem shall submit invoices to the Company for all shipments of Licensed Product hereunder upon delivery of such Licensed Product to the Company's carrier and such invoices shall be paid within thirty (30) days of the date on which the invoice submitted by Tivonchem is received by the Company by delivery of such payment to Tivonchem. CID Lines shall ship Licensed Product to the Company in such truckload quantities and in accordance with such other distribution requirements specified by the Company in accordance with Article 3 hereof.

     4.04 Payment Guaranty. In case of a monthly consumption of the Licensed Product higher than twenty (20) tons per month, CID Lines shall be allowed to ask the Company for a payment guaranty.

                                   ARTICLE 5
                      QUALITY CONTROL; INSPECTION; SAMPLES

     5.01 Production Standards. CID Lines shall manufacture, package and supply the Licensed Product (including disposing of all Hazardous Waste and other materials resulting from such manufacture, packaging and supply) strictly in accordance with the Specifications, applicable laws, rules and regulations and such quality assurance and trademark usage requirements as may be instructed by the Company. All Licensed Product shall conform to the Specifications. The Specifications may be modified or changed only by the mutual written agreement of the parties and in accordance with the applicable laws, rules and regulations governing the manufacture and packaging of the Licensed Product. At least two
(2) weeks' prior notice to the other party is required for any requested Specifications change.

     5.02 Analysis of Materials; Nonconforming Materials. Prior to use in production, CID Lines shall have all shipments of new materials, ingredients and packaging materials analyzed for such matters as the Company may require in accordance with the Specifications and CID Lines' standard operating procedures and CID Lines shall ensure that all materials conform to the Specifications. CID Lines shall not use any raw materials, ingredients and/or packaging that do not comply with applicable law and, if applicable, the Specifications. CID Lines promptly shall contact the Company, c/o the Company's Quality Assurance Department or such other persons or departments as the Company may instruct, in the event that CID Lines anticipates making changes to any such material or in the event CID Lines considers any such material to be nonconforming or unacceptable.


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


     5.03 Quality Tests and Checks. CID Lines shall perform all tests or checks necessary to assure the quality of the Licensed Product and any tests or checks required by the Specifications, applicable laws, rules and regulations or as reasonably requested by the Company. For purposes of this Agreement, all such tests shall be considered routine and shall be performed at CID Lines' expense. All tests and test results shall be performed, documented and summarized by CID Lines in accordance with applicable law.

              [suggested revised language inserted in Section 5.07]

     5.04 Production Codes; Records. CID Lines shall maintain detailed records on Licensed Product material usage and finished Licensed Product production, including code dates and shipping information relating to Licensed Product. Such records shall also comply with any additional instructions issued by the Company.

     5.05 Inspections and Audits. The Company shall be permitted access to the Facility for the purpose of conducting inspections, performing quality control audits or witnessing the processing, storage or transportation of Licensed Product or materials related to or used in the manufacture or packaging of Licensed Product, and the Company shall be permitted access to the results of any tests performed by CID Lines or at CID Lines' direction and to records maintained in support of the manufacturing, packaging and distribution of the Licensed Product under this Agreement. Such inspections shall not relieve CID Lines of any of its obligations under this Agreement or create new obligations on the part of the Company. Such visits by the Company's personnel shall be conducted upon reasonable notice, during normal business hours and shall occur no ore often than once in each year of the Term unless there has been (i) a change in the Specifications, (ii) a change in the laws relating to the standard operating procedures for the manufacture of the Licensed Product, or (iii) repeated defects in the Licensed Product shipments received by the Company. In the event that any violations of the Specifications and/or applicable law, rules and regulations are discovered pursuant to any such inspection and/or audit, CID Lines shall provide to the Company, within thirty (30) days of its receipt of notice of such violations, an action plan to be implemented by CID Lines to address and correct the violations.

     5.06 Government Inspections and Seizures. In the event that any governmental authority conducts an inspection at the Facility, seizes Licensed Product and/or its materials, requests a cessation of sale, use or removal order or otherwise notifies CID Lines of a violation or potential violation of any applicable law, CID Lines immediately shall notify the Company and CID Lines shall take such actions as may be required under the Specifications or as instructed by the Company.

     5.07 Rejection of Licensed Product/Latent Defects. CID Lines shall provide to the Company a sample from each batch produced which the Company shall, at its cost, have tested for biocidal activity using a laboratory facility of its selection and the Company agrees that it shall not sell any such Licensed Product until such laboratory shall have confirmed satisfactory results of testing the applicable batch. The Company shall have the right to give CID Lines written notice of rejection of any shipment of Licensed Product that, in whole


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or in part, fails to meet Specifications and/or which otherwise breaches CID
Lines' representations, warranties and covenants under this Agreement; which notice shall be given within sixty (60) days of discovery of such failure or breach; provided, however, that there shall be no time restrictions applicable to the Company's provision of notice where such rejection is a result of a latent defect. The expense for such testing and for any costs associated with the destruction of such Licensed Product shall be borne by the party deemed responsible for such failure or breach. In any event, CID Lines shall replace as soon as reasonably possible such Licensed Product taking into account the Company's production schedule. The Company shall have the right to setoff any refund due the Company on account of appropriately rejected Licensed Product against invoices otherwise due or which become due to CID Lines. The provisions of this Section 5.07 shall survive termination of this Agreement with respect to Licensed Product packaged by CID Lines that are received or sold by the Company subsequent to the expiration or earlier termination of this Agreement, provided that, subsequent to the expiration or earlier termination of this Agreement, the Company, in lieu of having CID Lines replace such rejected Licensed Product, may elect to have CID Lines reimburse the Company for such Licensed Product. The provisions of this Section 5.07 are in addition to any other rights or remedies of the Company under this Agreement.

     5.08 Regulatory Approvals. CID Lines shall have sole responsibility, at its sol cost, for obtaining all Regulatory Approvals relating specifically to the manufacture of the Licensed Product at the Facility and the sale of the Licensed Product to the Company. The Company shall be responsible for obtaining all other Regulatory Approvals and CID Lines hereby assigns to the Company any such Regulatory Approvals that it may have (other than those relating to the manufacture of the Licensed Product at the Facility and the sale thereof to the Company) and shall execute such documentation as the Company shall reasonably request to formalize such assignment. CID Lines shall cooperate with and assist the Company in responding to all requests for information from, and in making all required filings with, regulatory authorities having jurisdiction to make such requests or require such filings. The parties shall cooperate with and assist each other in connection with obtaining all such Regulatory Approvals.

     5.09 Survival. The obligations of CID Lines under Sections 5.06, 5.07 and
5.08 of this Agreement shall survive the expiration or termination of this Agreement until one (1) year after the expiration date of the last batch of Licensed Product manufactured and packaged hereunder.

                                   ARTICLE 6
                              ENVIRONMENTAL MATTERS

     6.01 Compliance with Environmental Laws. CID Lines shall perform all of the services provided herein in compliance with all Environmental Laws and shall be solely responsible for all Environmental Losses until such time as the Licensed Product in question is in the possession and control of the Company.


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     6.02 Hazardous materials and Hazardous Waste. The generation, collection, storage, handling, transportation, movement and release of all Hazardous Materials and Hazardous Waste, as applicable, shall be the sole responsibility of CID Lines and the cost for providing such services shall be borne exclusively by CID Lines. As part of the services, CID Lines shall collect, handle, package, label and store, treat or dispose of Hazardous Materials and Hazardous Waste, in a proper and lawful manner, protective of the environment, natural resources and the public health.

     6.03 Environmental Permits, Licenses and Authorizations. CID Lines shall be responsible for obtaining and shall obtain all necessary environmental or other licenses, registrations, certificates, approvals or permits from applicable governmental authorities which are necessary to perform the services in connection with the manufacture, packaging, handling and storage of the Licenses Product and shall bear all such costs and expenses associated therewith. CID Lines shall provide copies of all such documents to the Company upon request by the Company and shall operate in compliance therewith. CID Lines shall provide the Company with immediate verbal notice, confirmed in writing within twenty-four (24) hours, in the event of revocation or modifications of any license, certificate, approval, authorization or permit or in regard to any other event or regulatory action such as an order or notice which in any way impacts CID Lines' ability to provide services under this Agreement or use of the Facility. CID Lines shall endeavor to obtain any governmental approvals of changes to the labeling or packaging of the Licensed Product, upon request of the Company, where such changes are consistent with the laws, rules and regulations governing the Licensed Product.

                                   ARTICLE 7
              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

     7.01 General Representations. Warranties and Covenants of CID Lines. CID Lines hereby represents, warrants and covenants to the Company as follows:

          (a) Organization. CID Lines is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Belgium. CID Lines has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Authority. The execution and delivery by CID Lines of this Agreement, and the performance by CID Lines of its obligations hereunder, have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by CID Lines and constitutes a legal, valid and binding obligation of CID Lines.

          (c) No Conflicts. The execution and delivery by CID Lines of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents); (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to CID Lines or the Licensed Product; or (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require CID Lines to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (D) result in the creation or imposition of any lien or encumbrance upon CID Lines or any of the Licensed Product under, any contract or license to which CID Lines is a party or by which any of its assets and properties is bound.

          (d) Legal Proceedings. (i) There are no actions or proceedings pending or, to the knowledge of CID Lines, threatened against, relating to or affecting CID Lines or any of the know-how or Licensed Product which (A) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Company, or (B) if determined adversely to CID Lines or any of its Affiliates, could reasonably be expected to result in any injunction or other equitable relief against CID Lines or any Affiliate that would interfere in any material respect with its business or operations and (ii) there are no facts or circumstances known to CID Lines that could reasonably be expected to give rise to any action or proceeding that would cause the representations in clause (i) above to be true.

          (e) Licensed Product; Product Ordering. CID Lines has good, complete and valid development, manufacturing, supply and marketing rights in and to the Licensed Product. No other Person has any effective right with respect to the manufacture, use or sale of the Licensed Product. CID Lines has appointed Tivonchem its exclusive agent for the distribution of the Licensed Product and has directed the Company to place all of its orders for Licensed Product with Tivonchem and to make payment for Licensed Product supplied by delivery thereof to Tivonchem. CID Lines represents that, pursuant to its appointment of Tivonchem, CID Lines is solely responsible for all compensation or other remuneration payable to Tivonchem in connection with Tivonchem's services in connection with the Licensed Product.

          (f) Intellectual Property. CID Lines is the owner of the CID Lines Technology and has the legal power, authority and right to grant the exclusive license to the CID Lines Technology hereunder. CID Lines shall take all reasonable steps to maintain the CID Lines Technology as trade secrets of CID Lines. Other than the CID Lines Technology, no other intellectual property is used or is necessary to develop, manufacture, supply and market the Licensed Product. All Regulatory Approvals in respect of the manufacture of the Licensed Product and the sale of the Licensed Product to the Company are valid and in full force and effect and are not subject to the taking of any other actions by CID Lines to maintain their validity or effectiveness. None of CID Lines or any of its Affiliates has received notice that CID Lines or any Affiliate is or may be infringing any intellectual property of any other Person, no claim is pending or, to the knowledge of CID Lines, has been made to such effect that has not been resolved. To its knowledge none of the CID Lines Technology is being infringed by any other Person and no intellectual property would be infringed by the Company or its Affiliates using or selling the Licensed Product or otherwise engaging in the transaction contemplated by this Agreement.

          (g) Disclosure. No statement, representation or warranty of CID Lines contained in this Agreement or in any other writing furnished by CID Lines to the Company pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (h) Notice of Material Events. CID Lines hereby agree to notify the Company promptly of any actual or anticipated events which will have, may be reasonably expected to have, a material effect on the Licensed Product or on CID Lines' ability to produce Licensed Product in accordance with the provisions set forth herein, including any labor difficulties, strikes, shortages in materials, plant closings and other interruptions in activity.

     7.02 General Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants the following:

          (a) Organization. As of the Effective Date, MCM USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and MCM Israel is a corporation, duly authorized, validly existing and in good standing under the laws of the Republic of Israel. The Company has the requisite power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted.

          (b) Authority. The execution, delivery and performance of this Agreement by the Company and all instruments and documents to be delivered by the Company hereunder: (i) are within the corporate power of the Company, (ii) have been duly authorized by all necessary or proper action; (iii) are not in contravention of the certificate of incorporation or bylaws of the Company; and
(iv) to the best of the Company's knowledge will not violate any law or regulation or any order or decree of any court or governmental instrumentality. This Agreement has been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

     7.03 General Representations, Warranties and Covenants of Tivonchem. Tivonchem hereby represents and warranties of the following.

          (a) Organization. Tivonchem is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. Tivonchem has full corporate power and authorize to execute and deliver this Agreement and to perform its obligations hereunder to consummate the transactions contemplated hereby.

          (b) Authority. The execution and delivery by Tivonchem of this Agreement, and the performance by Tivonchem of its obligations hereunder, have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by Tivonchem and constitutes a legal, valid and binding obligation of Tivonchem.

          (c) No Conflicts. The execution and delivery by Tivonchem of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents); (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to Tivonchem or the Licensed Product; or (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require Tivonchem to obtain an consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (D) result in the creation or imposition of any lien or encumbrance upon Tivonchem under, any contract or license to which CID Lines is a party or by which any of its assets and properties is bound.

          (d) Legal Proceedings. (i) There are no actions or proceedings pending or, to the knowledge of Tivonchem threatened against, relating to or affecting Tivonchem or any of the know-how or Licensed Product which (A) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Company, or (B) if determined adversely to Tivonchem any of its Affiliates, could reasonably be expected to result in any injunction or other equitable relief against Tivonchem or any Affiliate that would interfere in any material respect with its business operations and (ii) there are no facts or circumstances known to Tivonchem that could reasonably be expected to give rise to any action or proceeding that would cause the representations in clause (i) above to be untrue.

          (e) Product Ordering. Tivonchem has been appointed by CID Lines as the exclusive agent for the distribution of the Licensed Product and, pursuant to its appointment of Tivonchem, Tivonchem acknowledges and agrees that CID Lines is solely responsible for all compensation or other remuneration payable to Tivonchem in connection with Tivonchem's services in connection with the Licensed Product.

          (f) Intellectual Property. Tivonchem is the owner of the Tivonchem Technology and has the legal power, authority and right to grant the exclusive license to the Tivonchem Technology hereunder. Tivonchem shall take all reasonable steps to maintain the Tivonchem Technology as trade secrets.

          (g) Disclosure. No statement, representation or warranty of Tivonchem contained in this Agreement or in any other writing furnished by Tivonchem to the Company pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (h) Notice of Material Events. Tivonchem hereby agrees to notify the Company promptly of any actual or anticipated events which will have, may be reasonably expected to have, a material effect on the Licensed Product or on Tivonchem's ability to supply the Licensed Product in accordance with the provisions set forth herein, including any labor difficulties, strikes, shortages in materials, plant closings and other interruptions in activity.

     7.04 Survival. The representations, warranties and covenants of the parties contained in this Article 7 shall survive for a period of three (3) years following the expiration or termination of this Agreement.

                                   ARTICLE 8
                       INTELLECTUAL PROPERTY; TRADEMARKS;
                             PROPRIETARY INFORMATION

     8.01 Ownership of Intellectual Property.

          (a) In the event that any improvements or modifications to the Licensed Product are developed by CID Lines, such improvements or modifications shall be the exclusive property of CID Lines and shall be licensed by CID Lines to the Company, free of charge, pursuant to the terms contained in Section 2.01 and automatically shall be included within the scope of such license contained in Section 2.01 without any further act of either party. In the event that any improvements or modifications to the Licensed Product are developed by the Company, such improvements shall be the exclusive property of the Company and shall be licensed by the Company to CID Lines, free of charge, for use exclusively in connection with the manufacture and supply of the Licensed Products hereunder and CID Lines shall have no right to such improvements upon the expiration or earlier termination of this Agreement without the prior written consent of the Company. Any trademarks, trade names, brand names, patents, slogans, logos, copyrights, trade dress and goodwill associated with the Licensed Product shall be the sole and exclusive property of the Company. In the event that the Company and CID Lines shall, by their agents and/or employees, develop intellectual property together as a result of and/or through their respective efforts under this Agreement, whether or not patentable, such intellectual property shall be owned jointly. CID Lines shall have no right or license to use any such jointly owned intellectual property at any time during or after the Term of this Agreement, except as necessary for the manufacture, processing, packaging and supply of Licensed Product to the Company hereunder (to the extent that such jointly owned intellectual property relates to the Licensed Product) or with the Company's prior written consent.

          (b) The provisions of this Section 8.01 shall survive the termination or expiration of this Agreement.

     8.02 Reproduction of Trademarks, Etc. In connection with CID Lines' performance of this Agreement, the Company hereby grants CID Lines the right to reproduce and print on the Licensed Product the Company trademarks, trade dress and/or trade names of such Licensed Product which the Company may designate in writing from time to time, in accordance with trademark usage guidelines set forth in the Specifications or otherwise provided by the Company. Samples of all such uses of such trademarks and/or trade names on the Licensed Product or Licensed Product packaging shall be submitted to the Company for its written approval prior to production. The permission granted herein is restricted to the Licensed Product supplied under this Agreement and extends only for the Term of this Agreement.

     8.03 CID Lines' Limited Rights to Use. Nothing set forth in this Agreement shall be construed to grant to CID Lines any title, right or interest in or to any trademark, trade name, copyright, patent or other proprietary technology owned by the Company, or any of its Affiliates, or to which the Company, or any of its Affiliates may have rights. CID Lines' use of such trademarks, trade names, copyrights, patents or other proprietary technology shall be limited exclusively to its performance of this Agreement.

     8.04 CID Lines' Manufacture of Other Products. Any technology or information owned by the Company or provided by the Company to CID Lines in connection with this Agreement shall not be used by CID Lines in the manufacture of any products other than the Licensed Product or disclosed or made available to any customers of CID Lines or other third parties. All such information which is described in writing the Company to CID Lines shall be deemed confidential information which is described in writing by the Company to CID Lines shall be deemed confidential information subject to the provisions of Article 12.

                                   ARTICLE 9
                                 INDEMNIFICATION

     9.01 CID Lines' Indemnification of the Company. CID Lines shall indemnify, defend and hold the Company, each Affiliate of the Company and the officers, directors and employees thereof (each a "Company indemnified party") harmless from and against any and all Losses that may be incurred by any Company indemnified party or any other Person, arising out of or resulting from (i) any actual or alleged damage to property or injury or death occurring to any Person arising out of possession or use by any Person of the Licensed Product to the extent that such damage, injury or death was caused by the Licensed Product,
(ii) any actual or alleged injury to person or property or death occurring to any CID Lines employees, subcontractors, agents, subcontractors' employees or agents or any individuals on CID Lines' premises or at the Facility; (iii) any claim, action or proceeding brought by any governmental or regulatory authority arising out of or resulting from CID Lines' or any subcontractor's manufacture, packaging or supply of Licensed Product under this Agreement; (iv) any breach by CID Lines of its obligations, representations or warranties under this Agreement, including a breach which results in a rejection of Licensed Product;

(v) the use of the CID Lines Technology by the Company in connection with the manufacture, use or sale of Licensed Product under this Agreement (including, without limitation, from any claim that that the use of the CID Lines Technology in any way infringes the patent or other intellectual property rights of any third party); or (vi) any other negligent act or omission on the part of CID Lines, any Affiliate of CID Lines, any subcontractor of CID Lines or its Affiliates or their officers, directors, employees, agents or contractors including, without limitation, Tivonchem. CID Lines shall have no responsibility for the Company's application of the Licensed Product in any manner other than as contemplated by the Specifications and this Agreement for the biological neutralization of medical waste.

     9.02 The Company's Indemnification of CID Lines. The Company shall indemnify, defend and hold CID Lines, each Affiliate of CID Lines and the officers, directors and employees thereof (each a "CID Lines indemnified party") harmless from and against any and all Losses that may be incurred by any CID Lines indemnified party or any other Person arising out of (i) any actual or alleged damage to property or injury or death occurring to any Person arising out of possession or use by any Person of STERIMED(R) or STERIMED JUNIOR(R) Systems or any such other systems as the Company shall develop for use with the Licensed Product; (ii) any breach by the Company of its obligations, representations or warranties under this Agreement, or (iii) any trademark infringement arising as a result of CID Lines' manufacture and packaging of the Licensed Product in accordance with the Specifications.

     9.03 Environmental Indemnity. CID Lines shall indemnify, defend and hold the Company and each the Company indemnified party harmless from and against any and all (i) breaches of Environmental Laws; (ii) Environmental Losses incurred by, claimed, or assessed against any of them under any Environmental Laws; (iii) personal injury, death or damage to property relating to, arising from or in any way connected with the manufacturing, processing, storage, distribution, treatment, disposal or other handling by CID Lines, Affiliates of CID Lines, or subcontractors, of the Licensed Product or any material (including Hazardous Materials) used in the Licensed Product or associated by-products, raw materials, intermediates, Hazardous Waste, Releases or returned Licensed Product, in each case except to the extent resulting solely from the Company's negligence, and (iv) Environmental Losses arising from, based upon or caused by CID Lines' or any of its Affiliates' or subcontractors' breach of any obligation, representation or warranty regarding Environmental Laws.

     9.04 Procedures. Any Person that may be entitled to indemnification under this Agreement (an "Indemnified Party") shall give written notice to the Person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense.

In the event that the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any claim. In no event shall CID Lines constitute, settle or otherwise resolve any claim relating to the Trademark.

     9.05 Survival. The indemnification obligations set forth in this Article 9 shall survive the expiration or termination of this Agreement.

     9.06 Infringement of Third Party Intellectual Property Rights. Each party hereto shall notify the other party promptly in the event of the receipt of notice of any action, suit or claim alleging infringement by the Licensed Product of any patent held or trademark, know-how or intellectual property owned by a third party. In such event, CID Lines shall immediately and thoroughly inform the Company of such third party's claim or action, and CID Lines shall take all provisional measures as to protect and preserve the Company's interests hereunder.

     9.07 Offset. In the event that it is necessary, in the Company's reasonable judgment, for the Company to make royalty or other payments to a third party in order for the Company to exercise or continue to exercise the rights granted to the Company pursuant to the terms of this Agreement in relation to the Licensed Product, the CID Lines Technology and/or the Intellectual Property, the Company shall be entitled to offset any amounts so paid to any third party against amounts due or which may become due to CID Lines under this Agreement. CID Lines will exercise its maximum efforts to protect the rights or interests of the Company obtained hereunder.

                                   ARTICLE 10
                                    INSURANCE

     10.01 Coverages.

          (a) CID Lines shall acquire and, throughout the Term of this Agreement shall maintain, at is sole cost and expense, product liability insurance coverage relating to the Licensed Product in an amount mutually agreed upon by CID Lines and the Company and within the range that is customary for similar products. Such insurance shall name the Company and its affiliates as additional insureds. CID Lines shall also acquire and maintain such other insurance coverage and in such amounts as shall be customary for its industry. CID Lines shall cooperate with and assist the Company in obtaining whatever insurance coverage the Company, in its sole discretion, shall deem advisable to cover the STERIMED, STERIMED JUNIOR and such other equipment as it may determine to make, use and sell for sue with the Licensed Products.

          (b) The Company shall acquire and, throughout the Term of this Agreement shall maintain, at is sole cost and expense, product liability insurance coverage relating to the Licensed Product in an amount mutually agreed upon by CID Lines and the Company and within the range that is customary for similar products. Such insurance shall name CID Lines and its affiliates as additional insureds. The Company shall also acquire and maintain such other insurance coverage and in such amounts as shall be customary for its industry.

                                   ARTICLE 11
                           RELATIONSHIP OF THE PARTIES

     11.01 Relationship of the Parties. The relationship of the parties hereto shall be that of independent contractors with respect to the terms and provisions of this Agreement and no party hereto shall in any respect act as an agent of another party. All persons employed by either of CID Lines or Tivonchem in connection with the manufacture, packaging and supply of the Licensed Product to the Company shall be employees or agents of CID Lines and Tivonchem, as applicable, and under no circumstances shall CID Lines or Tivonchem or any of their respective employees or agents be deemed to be employees or agents of the Company.

                                   ARTICLE 12
                       CONFIDENTIAL INFORMATION; PUBLICITY

     12.01 Confidential Information.

          (a) In performing the obligations under this Agreement, each party shall come in contact with certain confidential and proprietary information of the other party ("Information"). Each party agrees that it will:

               (i) use the information obtained from the other party hereunder only in connection with the activities to be undertaken by each party as contemplated hereunder;

               (ii) restrict disclosure of the Information within its own organization to those of its employees or subcontractors having a reasonable need to know the information; and

               (iii) not divulge to third parties (other than to a party's subcontractors who are bound by confidentiality obligations to such party), without the prior written consent of the other party, any information obtained from the other party hereunder.

          (b) Each party will protect the information from unauthorized use, access or disclosure with the same degree of care, but no less than reasonable degree of care, as it uses to protect its own Information.

          (c) The foregoing confidentiality obligations shall not apply if and to the extent that:

               (i) the Information is known to the receiving party prior to obtaining the same from the disclosing party, as properly demonstrated by the receiving party's written records;

               (ii) the Information is, at the time of disclosure, in the public domain, or comes into the public domain without any fault of the receiving party or its Affiliates; or

               (iii) The Information is obtained by the receiving party from a third party who is not obligated to keep the Information confidential.

          (d) Upon the expiration or earlier termination of this Agreement, each party shall return to the other party all Information received from the other party. The provision of this Article 13 shall survive termination or expiration of this Agreement.

     12.02 Publicity. CID Lines agrees not to use or refer to the names of the Company or any of its Affiliates or to this Agreement in any public statements, whether oral or written, including but not limited to, annual reports or shareholder reports, statements to other customers or prospective customers or other communications, without the Company's prior written consent.

                                   ARTICLE 13
                              TERM AND TERMINATION

     13.01 Initial Term; Term. Unless earlier terminated in accordance with
Section 13.02 hereof, the term of this Agreement shall commence as of the date hereof and shall continue in effect for a period of ten (10) years from and after the first commercial sale of the Licensed Product by the Company after the date hereof (the :Initial Term") and, thereafter, shall be renewed automatically for successive five (5) year renewal terms, unless the Company provides CID Lines with ninety (90) days' prior written notice of its decision not to renew this Agreement at the end of the Initial Term or any such renewal term, as the case may be, in accordance herewith. The Initial Term and all renewal terms collectively shall be considered the "Term" of this Agreement.

     13.02 Termination.

          (a) CID Lines and the Company may terminate this Agreement at any time during the Term upon mutual agreement.

          (b) Either of CID Lines and the Company may terminate this Agreement at any time during the Term by written notice to the other party if:

               (i) the other party shall suspend or discontinue its business operations or make any assignment for the benefit of its creditors or commence voluntary proceedings for liquidation in bankruptcy, or admit in writing its inability pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidation of the other party or of all or any part of its property, or if there is an execution sale of a material portion of its assets;

               (ii) involuntary bankruptcy or reorganization proceedings are commenced against the other party or any of its properties or if a receiver or trustee is appointed for the other party or any of its properties and such proceedings are not discharged within thirty (30) days;

               (iii) the other party files or consents to the filing of a petition for reorganization or arrangement under any applicable Bankruptcy Act or Code; or

               (iv) the other party fails to comply with any material term of this Agreement or breaches any representation or warranty herein and fails to cure such noncompliance or breach within thirty (3) days after receipt of written notice thereof which, in the case of CID Lines, shall include, without limitation, failure to supply or timely to supply Licensed Product, inability to manufacture the Licensed Product in accordance with the Specifications or failure to meet regulatory requirements.

          (c) The Company may terminate this Agreement at any time during the Term, with immediate effect, upon written notice to CID Lines in the event that CID Lines becomes an Affiliate of a competitor of the Company, which competitor is a manufacturer, supplier and/or distributor of products competitive with the Licensed Product.

          (d) Termination of this Agreement shall not affect any obligation to pay money, indemnify, reimburse or maintain confidentiality which either party hereto may have incurred during the Term hereof. Termination shall be in addition to, and not in place of, a party's other rights which were in existence prior to termination.

          (e) If this Agreement is terminated, for any reason, CID Lines shall not use the Company's names or any trademarks,. Trade names, brand names, slogans, logos, trade dress or copyrights and shall nor promote or have any involvement, directly or indirectly, with any similar product for use in or with any product or equipment of the Company including, without limitation, STERIMED(R).

          (f) Notwithstanding any provision contained herein to the contrary, in no event shall the failure of Tivonchem to perform its obligations hereunder, including, without limitation, in connection with the ordering of Licensed Product or the delivery to CID Lines of payment therefore as received from the Company constitute a breach of any kind whatsoever by the Company giving rise to a right of termination by CID Lines. In the event that Tivonchem shall fail to perform its obligations hereunder, including, without limitation, to accept orders from the Company and to transmit to CID Lines payment therefore received from the Company within a reasonable time, the Company and Tivonchem shall discuss the problem and attempt to resolve it; but if they fail to resolve the problem to their mutual satisfaction within ten (10) days, then the dispute must be submitted to binding arbitration to be held in London, England before the British equivalent of the American Arbitration Association. Until such matter is resolved, all orders and payments by the Company will be made directly between the Company and CID Lines. If the arbitration is rendered in favor of Tivonchem, orders and payments will recommence between the Company and Tivonchem; if the arbitration is rendered in favor of the Company, the

Company will continue to deal directly with CID Lines, and the Company shall have no liability to Tivonchem in such event.

     13.03 Unused Materials. Within ninety (90) of the effective date of the expiration or termination of this Agreement for any reason other CID Lines' breach, the Company shall purchase at CID Lines' cost any packing materials that CID Lines has purchased exclusively for the Company in accordance with this Agreement for the production of the Licensed Product and CID Lines shall execute all instruments as required under applicable law to permit the Company to use such packaging materials in the packaging of the Licensed Product, provided that, the Company shall not be obligated to purchase any quantities of packaging materials in excess of a sixty (60) day supply (such supply amount based upon the Company's applicable forecast of its requirements of the foregoing). At its option the Company may, in lieu of purchasing such materials at cost, place orders with CID Lines for the packaging of additional Licensed Product in order to extinguish existing stocks of such packaging materials. In the event that the Agreement terminates as a result of a breach by CID Lines, the Company shall be under no obligation to purchase any unused packaging materials from CID Lines.

     13.04 Return of Licensed Product and Materials Supplied by the Company. Upon the effective date of expiration or termination of this Agreement for any reason whatsoever, CID Lines immediately shall deliver to the Company or its designee all Licensed Product and packaging materials purchased by the Company and all other Specifications, materials, supplies or equipment provided by the Company. CID Lines shall also deliver to the Company or its designee all Licensed Product produced hereunder, and shall invoice the Company in accordance with the terms of Section 4.03. Subsequent to the expiration or earlier termination of this Agreement, CID Liens shall continue to be responsible for rejected Licensed Product, in accordance with the terms of this Agreement.

     13.05 Consequences of Termination. In the event of termination of this Agreement by the Company pursuant to Section 13.02(b) or 13.02(c) hereof, the rights of the Company regarding the CID Lines Technology granted hereby shall be deemed to continue and CID Lines' obligations under Section 2.03 shall continue and, notwithstanding any other provision contained herein to the contrary, the grant of license contained in Section 2.02(a) hereof allowing the Company to make or have made the Licensed Product and the release of the Production File from Escrow as provided in Section 2.01(c) hereof shall immediately become effective. In such event, CID Lines, if requested by the Company, shall provide reasonable assistance to the Company in arranging for alternative suppliers (if applicable), shall cooperate with, and supply Know-How and technical assistance (including manufacturing personnel) to the Company and the alternative supplier, and shall assist in the transfer of Know-How to the Company and any such supplier of the Company. CID Lines shall also execute any instruments as required under applicable law to allow any alternative supplier to manufacture the Licensed Product.

                                   ARTICLE 14
                                  FORCE MAJEURE

     14.01 Force Majeure. Performance under this Agreement shall be excused to the extent prevented or delayed by fire, flood, explosion, unavoidable breakdown of machinery, widespread product tampering by this parties, governmental acts or regulations, war, shortages or unavailability of materials, any act of God, or by any other similar circumstances of any character reasonably beyond the control of the party so excused. The party affected shall promptly notify in writing the non-affected party of the event of force majeure shall toll the term of this Agreement which shall be extended by the length thereof. In the event that a force majeure prevents performance by one party for more than two (2) months and such party cannot present a satisfactory solution or alternative to its nonperformance, the other party shall have the right to terminate this Agreement.

                                   ARTICLE 15
                                  MISCELLANEOUS

     15.01 Notice. All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered mail or certified, return receipt requested, postage prepaid, or overnight courier or by facsimile transmission, the receipt of which is confirmed by telephone, addressed to the respective party at the following address:

     if to the Company:  M.C.M. Environmental Technologies Inc.
                         One Parker Plaza
                         Fort Lee, New Jersey 07024
                         Fax Number: 201-592-0393

     if to CID Lines:    CID Lines
                         Waterpoortstr 2
                         B 8900 Teper
                         Belgium
                         32 57 21 78 79

     if to Tivonchem:    TIVONCHEM LTD.
                         59 Ha'Atzmauth Street
                         P.O. Box 33428
                         Haifa, Israel

The above address for receipt of notice may be changed by a party by notice, given as provided herein.

     15.02 Entire Agreement. The terms of this Agreement (including the exhibits attached hereto) constitute the entire understanding of the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof. This Agreement can be amended, modified or supplemented only by an agreement in writing which is signed by all the parties hereto.

     15.03 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and made a part hereof.

     15.04 Trademarks and Packaging. The Company and its Affiliates shall use the trademarks SteriCid and Ster-Cid in connection with the Licensed Product. Any trademarks, trade dress and goodwill associated therewith developed and/or used by the Company or its Affiliates with respect to the Licensed Product shall be the sole and exclusive property of the Company and its Affiliates to the extent allowed by applicable law.

     15.05 Bankruptcy. All Licensed Patents and other CID Lines Technology rights and licenses granted to the Company under or pursuant tot his Agreement by CID Lines are, and shall otherwise be deemed to be, for purposes of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under the Bankruptcy Code. The parties hereto agree that so long as the Company, as licensee of such rights under this Agreement makes all payments to CID Lines required under this Agreement, the Company shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties hereto further agree that, in the event that any proceedings shall be instituted by or against CID Lines or its Affiliates seeking to adjudicate it or them a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the Company shall have the right to retain and enforce its rights under this Agreement with respect to the Licensed Product. For purposes of this Section, "Bankruptcy Code" means the United States Bankruptcy Code 11 U.S.C.A. ss. 101-1330 or such applicable law or regulation relating to bankruptcy or insolvency.

     15.06 Severability. If and to the extent that any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     15.07 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties; provided, however, that if at any time during the Term of this Agreement, CID Lines is acquired by or becomes an affiliates company of a produced or promoter of a biological waste neutralization product or other product that competes with the Licensed Product, then the Company may terminate this Agreement at any time upon not less than fifteen (15) days' prior written notice.

     15.08 Assignment. Neither party shall, without the prior written consent of the other party, which consent may not be unreasonably withheld, delegate, transfer, convey, assign or pledge any of its rights or obligations under this Agreement to any other person, firm or corporation, provided, however, that the

Company shall have the right to delegate, transfer, convey, assign or pledge any of its rights and/or obligations under this Agreement to any Affiliate of the Company or to a successor of substantially all of the rights in the Company business to which this Agreement pertains.

     15.09 Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future.

     15.10 Headings. Headings in this Agreement are included for ease of reference only and have no legal effect.

     15.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     15.12 Dispute Resolution. Any dispute between or among the parties hereto shall be resolved through binding arbitration as described in Section 13.02(f).

     IN WITNESS WHEREOF, the parties have issued this Agreement to be duly executed in their respective names and on their behalf, as of the date first above written.

                                         M.C.M. ENVIRONMENTAL
                                         TECHNOLOGIES, INC.


                                         By: /s/ Y. Dvir
                                             --------------------------
                                         Title: CEO
                                                -----------------------


                                         M.C.M. ENVIRONMENTAL
                                         TECHNOLOGIES, LTD.


                                         By: /s/ Y. Dvir
                                             --------------------------
                                         Title: CEO
                                                -----------------------


                                         CID LINES


                                         By: /s/ Oded Rapaport

                                         Title: _______________________


                                         TIVONCHEM LTD.


                                         By: /s/ Koem Brutebart

                                         Title: _______________________

                                                                       EXHIBIT B

                                     PRICES

Product Designation                             Price/Unit
-------------------                             ----------

Licensed Product                                2.98 Euro/litre
                                                (in packages of 5 litres)
                                                FOB Belgian Port


                               Exhibit B - Page 1